UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2012

ELECTRO-SENSORS, INC.

(Exact name of Registrant as Specified in its Charter)

Minnesota	000-09587	41-0943459
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6111 Blue Circle Drive

Minnetonka, Minnesota 55343-9108

(Address of Principal Executive Offices)

(952) 930-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Electro-Sensors, Inc. (the “Company”) held its Annual Meeting of Shareholders on April 18, 2012. Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.

1.	A proposal to set the number of directors at five.

For	Against	Abstentions	Broker Non-Votes
2,990,105	17,076	450	0

2.	A proposal to elect five directors to serve until the next annual meeting of shareholders:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Bradley D. Slye	1,632,075	4,597	1,370,959
Jeffrey D. Peterson	1,630,136	6,536	1,370,959
Geoffrey W. Miller	1,572,536	64,136	1,370,959
Joseph A. Marino	1,569,994	66,678	1,370,959
Michael C. Zipoy	1,572,436	64,236	1,370,959

3.	A proposal to ratify the appointment of Boulay, Heutmaker, Zibell & Co. P.L.L.P as independent auditors for the fiscal year ending December 31, 2012

For	Against	Abstentions	Broker Non-Votes
3,004,145	1,022	2,464	0

Pursuant to the foregoing votes, the number of directors was set at five, Messrs. Slye, Peterson, Miller, Marino and Zipoy were elected to serve as directors until the next annual meeting of shareholders, and the appointment of Boulay, Heutmaker, Zibell & Co. P.L.L.P as independent auditors for the fiscal year ending December 31, 2012 was ratified.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ELECTRO-SENSORS, INC.

Date: April 19, 2012	By:	/s/ Bradley D. Slye
Bradley D. Slye Chief Executive Officer and Chief Financial Officer

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